UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):  October 6, 2008
DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Market @ The Landmark
San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 247-3000
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD
Item 7.01. Regulation FD Disclosure
The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
On October 6, 2008, Del Monte Foods Company announced via press release that Del Monte Corporation, its wholly-owned subsidiary, had completed the sale of its seafood business, including StarKist, to Dongwon Industries Co., Ltd. (“Dongwon Industries”) and its subsidiaries. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Pursuant to the Purchase Agreement dated June 29, 2008 (the “Purchase Agreement”) among Del Monte Corporation, Dongwon Enterprise Co., Ltd. (“Dongwon Enterprise”), Dongwon Industries, Dongwon F&B Co., Ltd. (“Dongwon F&B”), Starkist Co. (“Starkist Co.”, and collectively with Dongwon Enterprise, Dongwon Industries, Dongwon F&B, the “Dongwon Entities”), and Starkist Samoa Co. (“Acquisition Sub”), Del Monte Corporation (i) sold to Starkist Co. all of the outstanding stock of Galapesca S.A., Panapesca Fishing, Inc. and Marine Trading Pacific, Inc., (ii) caused Star-Kist Samoa, Inc. to be merged with and into Acquisition Sub, and (iii) sold to Starkist Co. certain assets that are primarily related to the business of manufacturing, marketing, selling and distributing StarKist brand products and private label seafood products (the “Business”).
Under the terms of the Purchase Agreement, the Dongwon Entities assumed certain liabilities related to the Business and paid a purchase price in cash of approximately $359 million, subject to further adjustment post-closing based on a final determination of working capital at closing. The Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions, and a specific indemnity for certain environmental liabilities.
Neither Del Monte Foods Company nor any of its affiliates have any material relationship with any of the Dongwon Entities or Acquisition Sub, or any of their respective directors, officers or affiliates other than as described herein.
This description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Purchase Agreement, a copy of which is incorporated in this Current Report of Form 8-K by reference and is attached as Exhibit 2.1 to Del Monte Foods Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 2008. The Purchase Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about Del Monte Foods Company, Del Monte Corporation, or any of Del Monte Corporation’s subsidiaries. The Purchase Agreement contains representations and warranties that the parties to the Purchase Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Purchase Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Purchase Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Del Monte Foods Company’s public disclosures.
Section 9 – Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits
The information contained in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
(d) Exhibits.

Exhibit	Description

2.1	Purchase Agreement by and among Del Monte Corporation, Dongwon Enterprise Co., Ltd., Dongwon Industries Co., Ltd., Dongwon F&B Co., Ltd., Starkist Co. and Starkist Samoa Co., dated as of June 29, 2008 (incorporated by reference to Exhibit 2.1 to Del Monte Foods Company’s Current Report on Form 8-K filed on July 2, 2008)

*99.1	Del Monte Foods Company Press Release dated October 6, 2008

*	Furnished herewith

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company
Date: October 6, 2008	By:	/s/ James Potter
		Name:	James Potter
		Title:	Secretary

EXHIBIT INDEX

Exhibit	Description

2.1	Purchase Agreement by and among Del Monte Corporation, Dongwon Enterprise Co., Ltd., Dongwon Industries Co., Ltd., Dongwon F&B Co., Ltd., Starkist Co. and Starkist Samoa Co., dated as of June 29, 2008 (incorporated by reference to Exhibit 2.1 to Del Monte Foods Company’s Current Report on Form 8-K filed on July 2, 2008)

*99.1	Del Monte Foods Company Press Release dated October 6, 2008

*	Furnished herewith

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